EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS SEPTEMBER 2007

OPERATIONAL PERFORMANCE

HOUSTON, Oct. 1, 2007 - Continental Airlines (NYSE: CAL) today reported a September consolidated (mainline plus regional) load factor of 79.0 percent, 0.8 points above the September 2006 consolidated load factor, and a mainline load factor of 79.2 percent, 0.6 points above the September 2006 mainline load factor. Both load factors were records for the month. In addition, the carrier reported a domestic mainline load factor of 81.1 percent, 0.1 points below September 2006, and an international mainline load factor of 77.2 percent, 1.5 points above September 2006.

During the month, Continental excelled operationally, recording a U.S. Department of Transportation (DOT) on-time arrival rate of 88.0 percent, its fifth best on-time performance of any month in the carrier's history. In addition, the carrier reported a mainline mileage completion factor of 99.9 percent, a record for September. The carrier's mainline segment completion factor for the month was 99.8 percent.

In September 2007, Continental flew 7.3 billion consolidated revenue passenger miles (RPMs) and 9.2 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 5.6 percent and a capacity increase of 4.5 percent as compared to September 2006. In September 2007, Continental flew 6.5 billion mainline RPMs and 8.3 billion mainline ASMs, resulting in a mainline traffic increase of 7.1 percent and a mainline capacity increase of 6.2 percent as compared to September 2006. Domestic mainline traffic was 3.4 billion RPMs in September 2007, up 4.5 percent from September 2006, and domestic mainline capacity was 4.3 billion ASMs, up 4.6 percent from September 2006.

For September 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 4.5 and 5.5 percent compared to September 2006, while mainline passenger RASM is estimated to have increased between 5.5 and 6.5 percent compared to September 2006. For August 2007, consolidated passenger RASM increased 7.3 percent compared to August 2006, while mainline passenger RASM increased 8.8 percent from August 2006.

Continental ended the third quarter of 2007 with unrestricted cash and short-term investments of approximately $3.04 billion.

Continental's regional operations had a record September load factor of 76.5 percent, 1.5 points above the September 2006 load factor. Regional RPMs were 743.9 million and regional ASMs were 972.3 million in September 2007, resulting in a traffic decrease of 5.9 percent and a capacity decrease of 7.9 percent versus September 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2007 list of World's Most Admired Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
SEPTEMBER	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	3,448,145	3,300,487	4.5	Percent

International	3,097,052	2,813,233	10.1	Percent
Transatlantic	1,814,237	1,595,875	13.7	Percent
Latin America	671,055	613,867	9.3	Percent
Pacific	611,760	603,491	1.4	Percent

Mainline	6,545,197	6,113,720	7.1	Percent
Regional	743,920	790,974	-5.9	Percent
Consolidated	7,289,117	6,904,694	5.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,250,123	4,063,216	4.6	Percent

International	4,009,227	3,716,264	7.9	Percent
Transatlantic	2,303,334	2,027,996	13.6	Percent
Latin America	898,551	881,362	2.0	Percent
Pacific	807,342	806,906	0.1	Percent

Mainline	8,259,350	7,779,480	6.2	Percent
Regional	972,315	1,055,252	-7.9	Percent
Consolidated	9,231,665	8,834,732	4.5	Percent
PASSENGER LOAD FACTOR
Domestic	81.1 Percent	81.2 Percent	-0.1	Points

International	77.2 Percent	75.7 Percent	1.5	Points
Transatlantic	78.8 Percent	78.7 Percent	0.1	Points
Latin America	74.7 Percent	69.6 Percent	5.1	Points
Pacific	75.8 Percent	74.8 Percent	1.0	Points

Mainline	79.2 Percent	78.6 Percent	0.6	Points
Regional	76.5 Percent	75.0 Percent	1.5	Points
Consolidated	79.0 Percent	78.2 Percent	0.8	Points
ONBOARD PASSENGERS
Mainline	3,751,807	3,574,568	5.0	Percent
Regional	1,383,022	1,421,864	-2.7	Percent
Consolidated	5,134,829	4,996,432	2.8	Percent
CARGO REVENUE TON MILES (000)
Total	86,730	90,420	-4.1	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	34,292,570	32,456,079	5.7	Percent

International	29,746,500	27,503,339	8.2	Percent
Transatlantic	15,282,538	13,588,299	12.5	Percent
Latin America	8,672,677	8,275,059	4.8	Percent
Pacific	5,791,285	5,639,981	2.7	Percent

Mainline	64,039,070	59,959,418	6.8	Percent
Regional	7,456,823	7,782,641	-4.2	Percent
Consolidated	71,495,893	67,742,059	5.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	40,646,585	38,716,240	5.0	Percent

International	37,045,627	34,961,179	6.0	Percent
Transatlantic	19,032,122	17,160,682	10.9	Percent
Latin America	10,654,600	10,464,229	1.8	Percent
Pacific	7,358,905	7,336,268	0.3	Percent

Mainline	77,692,212	73,677,419	5.4	Percent
Regional	9,495,368	9,958,862	-4.7	Percent
Consolidated	87,187,580	83,636,281	4.2	Percent
PASSENGER LOAD FACTOR
Domestic	84.4 Percent	83.8 Percent	0.6	Points

International	80.3 Percent	78.7 Percent	1.6	Points
Transatlantic	80.3 Percent	79.2 Percent	1.1	Points
Latin America	81.4 Percent	79.1 Percent	2.3	Points
Pacific	78.7 Percent	76.9 Percent	1.8	Points

Mainline	82.4 Percent	81.4 Percent	1.0	Points
Regional	78.5 Percent	78.1 Percent	0.4	Points
Consolidated	82.0 Percent	81.0 Percent	1.0	Points
ONBOARD PASSENGERS
Mainline	38,649,351	36,751,863	5.2	Percent
Regional	13,549,347	13,763,175	-1.6	Percent
Consolidated	52,198,698	50,515,038	3.3	Percent
CARGO REVENUE TON MILES (000)
Total	758,029	794,149	-4.5	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
SEPTEMBER	2007	2006	Change
On-Time Performance [1]	88.0%	81.3%	6.7	Points
Completion Factor [2]	99.8%	99.8%	-	Points
August 2007 year-over-year consolidated RASM change			7.3	Percent
August 2007 year-over-year mainline RASM change			8.8	Percent
September 2007 estimated year-over-year consolidated RASM change			4.5 - 5.5	Percent
September 2007 estimated year-over-year mainline RASM change			5.5 - 6.5	Percent
September 2007 estimated average price per gallon of fuel, including fuel taxes			2.23	Dollars
Third Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			2.21	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage
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